Exhibit 10.2

AMENDMENT NO. 1 TO THE IMPART MEDIA GROUP, INC.
2006 EQUITY INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the Impart Media Group, Inc. 2006 Equity Incentive Plan (the “Plan”) is made, effective as of the Effective Date (as defined below), by Impart Media Group, Inc., a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified, or ascribed thereto by reference, in the Plan.

W I T N E S S E T H

WHEREAS, on or about December 29, 2006, the Board of Directors of the Company approved an amendment to the Plan to increase the maximum number of shares of the Company’s common stock available for issuance thereunder from 2,000,000 shares to 5,000,000 shares; and

NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

1.    Section 1.5. (Maximum Number of Shares Available for Awards) of the Plan is hereby amended to provide that the total number of Shares for which grants under the Plan shall be available is five million (5,000,000).

2.    Except as specifically amended above, the Plan and all provisions thereof shall remain in full force and effect and are hereby ratified and confirmed.

3.    Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Plan to "the Plan", "hereunder", "hereof", "herein" shall mean and be a reference to the Plan as amended hereby.

4.    This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.